                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                       CHROMAVISION MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              [CHROMAVISION LOGO]

                               33171 PASEO CERVEZA
                       SAN JUAN CAPISTRANO, CA 92675-4824

                            PHONE:     (949) 443-3355
                            TOLL-FREE: (888) 443-3310
                            FAX:       (949) 443-3366

                              www.chromavision.com

                                   May 7, 2001

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT


Dear Stockholder:

You are invited to attend the ChromaVision Medical Systems, Inc. 2001 Annual Meeting of Stockholders.

DATE:             Wednesday, June 13, 2001

TIME:             8:30 a.m. Pacific time

PLACE:            Hyatt Regency Hotel
                  17900 Jamboree Road
                  Irvine, CA  92614
                  (949) 975-1234

DIRECTIONS:       Included on the last page

No admission tickets are required. Only stockholders who owned stock at the close of business on April 20, 2001, can vote at this meeting or any adjournments that may take place.

At the meeting, stockholders will be asked to vote on

o    the election of seven directors,

o    approval of an amendment to the 1996 Equity Compensation Plan,

o    approval of the adoption of the Employee Stock Purchase Plan, and

o    any other business properly presented at the meeting.

We also will report on our 2000 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

WE CONSIDER YOUR VOTE IMPORTANT, NO MATTER HOW MANY SHARES YOU HOLD, AND WE ENCOURAGE YOU TO SEND IN YOUR PROXY AS SOON AS POSSIBLE.

The proxy statement, accompanying proxy card, and 2000 annual report are being mailed to stockholders beginning approximately May 7, 2001, in connection with the solicitation of proxies by the board of directors.

Please contact Allison Wlodyka at ChromaVision Investor Relations at (888) 443-3310 with any questions or concerns.

Sincerely,


/s/ DOUGLAS S. HARRINGTON
---------------------------
Douglas S. Harrington, M.D.
Chairman of the Board and
Chief Executive Officer

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                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 20, 2001 may vote at the annual meeting.

Q:   HOW MANY SHARES CAN VOTE?

A: On April 20, 2001, there were 20,109,553 shares issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?

A:   You may vote on the following items:

     o the election of seven directors who have been nominated to serve on our board of directors,

     o approval of an amendment to our 1996 Equity Compensation Plan,

     o adoption of the Employee Stock Purchase Plan, and

     o any other business that is properly presented at the meeting.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON EACH  PROPOSAL?

A: The board recommends a vote FOR each board nominee, FOR the amendment to the 1996 Equity Compensation Plan and FOR the adoption of the Employee Stock Purchase Plan.

Q:   HOW DO I VOTE?

A: Your proxy is being solicited by our company. Please sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Douglas Harrington and Kevin O'Boyle will vote your shares FOR each of the nominees named on the Proxy Card, FOR the two proposals submitted to the stockholders for approval and in their discretion on all other matters.

Q:   WHAT IF I HOLD MY CHROMAVISION SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your ChromaVision shares through a broker, bank or other nominee, you will receive a voting instruction form directly from the nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1.   by telephone,

     2.   via the Internet, or

     3.   by returning the form to your broker.

     Your vote by telephone or Internet will help us save money. Remember, if you vote by telephone or Internet, do not return your voting instruction form.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?

A: A registered stockholder may change his or her vote at any time before the meeting in any of the following three ways:

     1.   notify our corporate secretary, Kevin O'Boyle, in writing,

     2.   vote in person at the meeting, or

     3.   submit a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must deliver your change to that nominee. ALSO, IF YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT NOMINEE AUTHORIZING YOU TO VOTE AT THE MEETING. WE WILL BE UNABLE TO ACCEPT A VOTE FROM YOU AT THE MEETING WITHOUT THAT FORM. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   HOW WILL DIRECTORS BE ELECTED?

A: The seven nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.


[CHROMAVISION LOGO]                                                            1

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                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   CAN I REVOKE MY PROXY?

A: Yes. You can revoke your proxy any time before it is voted by filing with the Secretary of our company a written revocation or a duly executed proxy bearing a later date.

Q: WHAT VOTE IS REQUIRED TO ADOPT THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN?

A: To approve the amendment to the plan, a quorum must be present (in person or by proxy), and a majority of the shares present and entitled to vote on the subject matter must be voted in favor of the amendment.

Q:   WHAT VOTE IS REQUIRED TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN?

A: To adopt the plan, a quorum must be present (in person or by proxy), and a majority of the shares present and entitled to vote on the subject matter must be voted in favor of adopting the plan.

Q: DO THE DIRECTORS AND OFFICERS OF CHROMAVISION HAVE AN INTEREST IN THE MATTERS TO BE VOTED ON?

A: In addition to their interest as candidates in the election of directors, our directors also have an interest in the amendment to the 1996 Equity Compensation Plan because they are eligible to receive options under that plan. Our officers, including Douglas S. Harrington, M.D. who is also a director, have an interest in that amendment and in the adoption of the Employee Stock Purchase Plan because they will be eligible to participate in both plans.

Q:   WHO WILL COUNT THE VOTES?

A: A representative of ChromaVision will count the votes and act as the inspector of election.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered under more than one name, address or account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

     ChromaVision Medical Systems, Inc.
     c/o Mellon Investor Services
     P.O. Box 3315
     S. Hackensack, NJ 07606-1915
     Toll-free telephone (800) 851-9677

     If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.mellon-investor.com.

Q:   WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.


[CHROMAVISION LOGO]                                                            2

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                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors is considered a routine matter. The amendment to the 1996 Equity Compensation Plan and the adoption of the Employee Stock Purchase Plan are considered non-routine matters. Therefore, brokers, banks or other nominees will not be able to vote on the amendment to the 1996 Equity Compensation Plan or the adoption of the Employee Stock Purchase Plan without instructions from the stockholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which the brokers do not receive specific voting instructions.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted as shares entitled to vote on the subject matter or as shares voted. This means that on the approval of the amendment to the 1996 Equity Compensation Plan and the Employee Stock Purchase Plan, broker non-votes reduce the number of shares required for approval but also reduce the number of shares constituting a majority.

Q:   WHO CAN ATTEND THE MEETING?

A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of ChromaVision may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:   WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is a recommendation or requirement from a stockholder that ChromaVision or our board of directors take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.


[CHROMAVISION LOGO]                                                            3
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                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2002, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2002, you must submit the proposal, in writing, so that our corporate secretary receives it no later than January 7, 2002. The proposal must meet the requirements established by the SEC. Send your proposal to:

     Kevin C. O'Boyle
     Executive Vice President, Operations
     CFO and Secretary
     ChromaVision Medical Systems, Inc.
     33171 Paseo Cerveza
     San Juan Capistrano, CA 92675-4824

     If you wish to present a proposal at the annual meeting in 2002 that has not been included in the proxy statement, the proxy holders named in proxies solicited by our board of directors will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our corporate secretary at least 45 days before the date this year's proxy statement is mailed to stockholders. We expect to mail the proxy statement on May 7, which would mean that notice of your proposal would have to be received by March 23, 2002.

Q:   WHO ARE CHROMAVISION'S LARGEST STOCKHOLDERS?

A: Our largest stockholders and the percentage of shares held by each were as follows as of April 20, 2001:

     Safeguard Scientifics, Inc.    31.5%
     Capital Guardian Trust Co.      6.5%

     Directors and executive officers beneficially owned a total of approximately 9.8% of ChromaVision common stock as of April 20, 2001.


[CHROMAVISION LOGO]                                                            4

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                              ELECTION OF DIRECTORS

                              ITEM 1 ON PROXY CARD
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are seven nominees for election this year. Each nominee is currently serving as a director. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE SEVEN NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

--------------------------------------------------------------------------------
DOUGLAS S. HARRINGTON, M.D.                                  Director since 1996
Age 48

Dr. Harrington has been ChromaVision's chief executive officer since December 1996 and chairman of the board since June 2000. Prior to joining ChromaVision, Dr. Harrington served as chairman and president of Strategic Business Solutions, Inc., a privately held company specializing in the commercialization of biotechnology, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm. From 1992 to 1995, Dr. Harrington served as president of Nichols Institute, a publicly traded healthcare laboratory services provider, now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Prior to 1992, Dr. Harrington held various management positions within Nichols Institute including vice president of operations and medical director. Dr. Harrington also is associate professor of clinical and anatomic pathology at the University of Nebraska Medical Center and has authored over 90 peer-reviewed publications. He received his Bachelor of Arts degree with distinction and a medical degree from the University of Colorado. Professional affiliation memberships include the American Medical Association, the American Society of Clinical Pathology, the College of American Pathologists and the International Academy of Pathology. Dr. Harrington is a director of Specialty Laboratories, Inc. and serves on the board of one privately held company.

--------------------------------------------------------------------------------
MICHAEL COLA                                                 Director since 2000
Age 41

Mr. Cola is vice president of operations and management services at Safeguard Scientifics, Inc. a company that develops and operates emerging infrastructure technology companies. From 1992 to 2000, Mr. Cola was vice president, global clinical operations, at AstraZeneca, then Astra/Merck, Inc. Prior to joining AstraZeneca, he worked at the Campbells Soup Company in manufacturing and product development. Mr. Cola also spent four years in clinical and pre-clinical research at University of Pennsylvania. He holds a Bachelor's degree in Biology & Physics from Ursinus College and a Master's of Science degree in Biomedical Engineering and Sciences from Drexel University. Mr. Cola serves on the boards of five privately held companies.


[CHROMAVISION LOGO]                                                            5

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RICHARD C. E. MORGAN                                         Director since 1996
Age 56

Mr. Morgan is the chief executive officer of VennWorks LLC, formerly named incuVest LLC, a company that creates, develops and operates market-leading technology companies in partnership with corporations, universities and others seeking to profitably commercialize intellectual property. Mr. Morgan is also managing partner of Amphion Capital Management LLC, a private equity and venture capital firm and the successor to Wolfensohn Partners, L.P. Mr. Morgan served as managing general partner of Wolfensohn Partners, L.P. from 1986 to 1998. Mr. Morgan is also chairman of Axcess, Inc., a public company that manufactures and distributes RFID (radio frequency identification) security systems, and chairman of Quidel Corp., a manufacturer and distributor of rapid diagnostic tests. From 1990 to 1996, Mr. Morgan was the chairman of MediSense, Inc., a manufacturer and distributor of blood glucose biosensors. Mr. Morgan is also a director of Celgene Corp. and Indigo N.V. and serves on the board of one privately held company.

--------------------------------------------------------------------------------
MARY LAKE POLAN, M.D., PH.D.                                 Director since 1998
Age 57

Dr. Polan is professor and chairman of the Gynecology and Obstetrics Department at Stanford University. From 1985 to 1990, she served as associate professor at Yale University School of Medicine. Dr. Polan also has held professorial positions at Hunan Medical College in the People's Republic of China and Pahlavi University in Shiraz, Iran. Dr. Polan has served on committees of the Institute of Medicine, the National Institutes of Health, and the United States Department of Health and Human Services. Dr. Polan is a director of American Home Products Corp., and Quidel Corp. and serves on the Scientific Advisory Board of Women First HealthCare, Inc. Dr. Polan is currently chair of the Scientific Advisory Board on Women's Health and Hygiene at the Proctor & Gamble Company.

--------------------------------------------------------------------------------
CHARLES A. ROOT                                              Director since 1996
Age 68

Mr. Root served as executive vice president of Safeguard Scientifics, Inc., a company that develops and operates emerging infrastructure technology companies, from 1986 until his retirement in 1998. Mr. Root serves on the board of one privately held company and a charitable foundation.

--------------------------------------------------------------------------------
THOMAS R. TESTMAN                                            Director since 1998
Age 64

Mr. Testman is a business consultant. Mr. Testman retired from his position as managing partner with Ernst & Young, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure, he held the position of national director of management consulting services, was western regional director of health care services, and managed area audit and tax practice offices in Southern California. During 1998, Mr. Testman served as interim chief executive officer for Techniclone Corporation, a cancer drug developer, and in 1997 he served as interim chief executive officer for Covenant Care, Inc., a skilled nursing care company. He also formerly served as a director of Nichols Institute, a publicly held laboratory company that was sold to Corning, Inc. in 1994. Mr. Testman is a director of Minimed, Inc. and Specialty Laboratories, Inc. and serves on the boards of several privately held health care companies.


[CHROMAVISION LOGO]                                                            6

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JON R. WAMPLER                                               Director since 2000
Age 49

Mr. Wampler served as president and chief executive officer of PacifiCare of California and vice president, western region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997. From 1990 to 1995 he was president and chief executive officer of PacifiCare of Texas and vice president, southwest region of PacifiCare Health Systems, Inc. PacifiCare Health Systems, Inc. is a publicly traded managed health care services company. Prior to joining PacifiCare, Mr. Wampler served as executive director of Humana HealthCare Plans of Colorado. Mr. Wampler obtained a Bachelor of Arts degree in History and Political Science at Indiana University. He is currently involved with a number of community service organizations and is very actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean's Council. He has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine. Mr. Wampler has also spoken at numerous state and national forums on healthcare as an expert in managed care.


[CHROMAVISION LOGO]                                                            7

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                 ELECTION OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

BOARD MEETINGS

The board of directors held eleven meetings in 2000. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member, with the exception of Mr. Morgan who attended 53% and Dr. Scott who attended 73% of the meetings.

BOARD COMPENSATION

Directors employed by ChromaVision or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the board or its committees. Non-employee directors receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings or other company business. Each non-employee director is eligible to receive stock option grants at the discretion of the compensation committee. Non-employee directors who are employed by affiliate companies do not receive reimbursement of out-of-pocket expenses nor are they eligible to receive stock option grants.

Directors' initial option grants generally have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. Annual performance-based grants vest 25% each three months following the grant date. The exercise price is equal to the fair market value of a share of ChromaVision common stock on the grant date.

2000 STOCK OPTION GRANTS TO DIRECTORS

On February 14, 2000, each non-employee director was granted a stock option to purchase 5,000 shares of ChromaVision common stock with an exercise price equal to $23.1875, the fair market value on such date. Also on February 14, 2000, Dr. Harrington was granted an option to purchase 40,625 shares of ChromaVision common stock, at an exercise price equal to the then fair market value as an annual incentive grant for his service as an officer of ChromaVision. On April 12, 2000, concurrent with his election to the board of directors, Mr. Wampler was granted an initial stock option to purchase 20,000 shares of ChromaVision common stock at an exercise price equal to the then fair market value of $13.0625.


[CHROMAVISION LOGO]                                                            8

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                                BOARD COMMITTEES
--------------------------------------------------------------------------------

The board has designated two committees to perform certain functions of the full board.

THE AUDIT COMMITTEE

The audit committee is currently comprised of Messrs. Testman (Chairman), Root and Wampler. The audit committee held four meetings in 2000. The audit committee performs the following functions:

o recommends the hiring and retention of our independent certified public accountants,

o discusses the scope and results of our audit with the independent certified public accountants,

o reviews with management and the independent certified public accountants the interim and year-end operating results,

o considers the adequacy of our internal accounting controls and audit procedures, and

o reviews the non-audit services to be performed by the independent certified public accountants.

Each of the members of the audit committee is independent as defined under the listing standards of the National Association of Securities Dealers, Inc.

Attached as Appendix A to this proxy statement is a copy of the audit committee's written charter.

THE COMPENSATION AND NOMINATING COMMITTEE

The compensation and nominating committee is currently comprised of Messrs. Wampler (Chairman), Cola, Testman and Dr. Polan. The compensation committee held three meetings in 2000. The compensation and nominating committee performs the following functions:

o reviews, assesses and approves all compensation and benefits for our officers, including salaries, bonuses and other incentive compensation,

o oversees compensation strategy, policies, programs and employee benefit plans,

o    administers our equity compensation plan, and

o reviews and assesses qualifications of candidates for the board, board committee memberships, and compensation and performance of directors and makes recommendations to the full board with respect to these matters.

The Compensation and Nominating Committee will consider nominees recommended by stockholders if they are submitted in time for the Committee to give them proper consideration. Any such recommendations should be submitted to the Secretary of our company at our corporate headquarters.


[CHROMAVISION LOGO]                                                            9

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                            ADOPTION OF AMENDMENT TO
                        THE 1996 EQUITY COMPENSATION PLAN

                              ITEM 2 ON PROXY CARD
--------------------------------------------------------------------------------

BACKGROUND

You are being asked to approve the amendment to the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan.

Our 1996 Equity Compensation Plan was initially adopted in 1996. Since less than 398,000 shares remained available for issuance under that plan, in February 2001, our board adopted, subject to stockholder approval, an amendment to the plan authorizing the issuance of an additional 500,000 shares under the plan.

Approval of this amendment requires a majority of the votes present (in person or by proxy) and entitled to vote at the Annual Meeting. If the stockholders approve the amendment, the number of shares that may be issued under the 1996 Plan will be increased from 3,200,000 to 3,700,000 shares.

PURPOSE OF THE 1996 PLAN

The 1996 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We have historically granted incentive stock options and non-qualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting and retaining outstanding employees, directors and advisors, our 1996 Plan provides the flexibility for other types of grants.

We believe the 1996 Plan encourages the participants to contribute to our growth, thus benefiting our stockholders, and aligns the economic interests of the participants with those of our stockholders.

The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

SHARES SUBJECT TO THE 1996 PLAN

The 1996 Plan, as proposed to be amended, authorizes the issuance of up to 3,700,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the plan during any calendar year is 500,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for purposes of the 1996 Plan.

There are no current plans to authorize any specific grants under the 1996 Plan from the additional 500,000 shares that were authorized. After giving effect to the increase in the number of authorized shares in the plan, at April 20, 2001, of the 3,700,000 shares authorized for issuance, 217,918 shares have been issued upon exercise of options, 2,772,000 shares are subject to options outstanding under the plan, and 710,082 shares remain available for future issuance. The closing price of a share of ChromaVision common stock on April 20, 2001, was $3.85 per share.

ADMINISTRATION OF THE 1996 PLAN

The 1996 Plan is administered by the compensation and nominating committee of the board of directors, which is currently comprised of Messrs. Cola, Testman and Wampler and Dr. Polan.


[CHROMAVISION LOGO]                                                           10

The committee has the authority to administer and interpret the 1996 Plan. Specifically, the committee is authorized to

o    determine the individuals to whom grants will be made,

o    determine the type, size and terms of the grants,

o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

o amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant's right with respect to grants as a result of termination of employment or service or otherwise,

o establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership,

o make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1996 Plan, and

o    deal with any other matters arising under the plan.

ELIGIBILITY FOR PARTICIPATION AND GRANTS

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors, advisory board members, certain advisors or consultants of ChromaVision or any subsidiary. There are approximately 100 employees, 7 non-employee directors, 10 advisory board members, and 15 advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights. All grants are subject to the terms and conditions of the 1996 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination subject to an overall limitation of 10 years. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor, member of any advisory board, consultant or member of the board. The committee may waive or modify these termination provisions.

STOCK OPTIONS

GRANT OF STOCK OPTIONS. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

OPTION PRICE. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Also, to the extent that the value (determined as of the grant date) of the stock subject to any incentive stock options held by a participant that become exercisable for the first time during any calendar year exceeds $100,000, the option will not qualify as an incentive option. If a participant owns stock having more than 10% of the voting power of ChromaVision, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

TERM AND EXERCISABILITY OF STOCK OPTIONS. The committee determines the term of stock options granted under the 1996 Plan, although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of ChromaVision, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.


[CHROMAVISION LOGO]                                                           11

MANNER OF EXERCISE OF STOCK OPTIONS. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

o    in cash,

o by delivering shares of ChromaVision common stock already owned by the participant having a fair market value equal to the exercise price,

o    in a combination of cash and shares, or

o any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to ChromaVision and a securities broker, with instructions to the broker to deliver to ChromaVision out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to ChromaVision.

If the option agreement so specifies, upon receipt of a participant's exercise notice, the committee may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For an incentive option settled in cash or a non-qualified stock option, we are required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

TERMINATION OF STOCK OPTIONS AS A RESULT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

o one year following termination of service if an individual dies or is disabled or

o    three months following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, all stock options held by a participant at the date of termination of service will terminate unless the committee otherwise determines. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which ChromaVision has not yet delivered share certificates.

TRANSFERABILITY OF STOCK OPTIONS. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

RESTRICTED STOCK GRANTS

The committee may provide a participant with an opportunity to acquire shares of ChromaVision common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for a purchase price of zero. The committee may specify that the restrictions will lapse over a period


[CHROMAVISION LOGO]                                                           12
of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee. The committee has the power to waive and accelerate restrictions in whole or in part.

STOCK APPRECIATION RIGHTS

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of ChromaVision common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

TERMINATION OF THE 1996 PLAN

The board may amend or terminate the 1996 Plan at any time as long the amendment or termination does not materially impair the rights of a participant without the participant's consent. Stockholder approval of amendments will be required if the Internal Revenue Code or the rules of any securities exchange or over-the-counter market on which our stock is listed or included at the time requires stockholder approval of a particular amendment. The 1996 Plan will terminate, in any event, on December 11, 2006.

ADJUSTMENT PROVISIONS

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1996 Plan, to appropriately reflect any of the following events:

o a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares,

o a merger, reorganization or consolidation in which ChromaVision is the surviving corporation,

o    a reclassification or change in par value,

o any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by ChromaVision, or

o a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or payment of an extraordinary dividend or distribution.


[CHROMAVISION LOGO]                                                           13

FEDERAL INCOME TAX CONSEQUENCES

The current federal income tax treatment of grants under the 1996 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1996 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

INCENTIVE STOCK OPTIONS. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. ChromaVision will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. ChromaVision will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of recognized income, a tax deduction to ChromaVision. If, however, the holding period requirements are met, the participant will recognize no gain or loss with respect to the surrendered shares and, if the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant still recognizes no gain or loss with respect to the surrendered shares, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the exercise of the current stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or ChromaVision upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price and ChromaVision will be entitled to a corresponding federal income tax deduction.


[CHROMAVISION LOGO]                                                           14

If a participant surrenders shares to pay the exercise price, the participant will recognize no gain or loss with respect to the surrendered shares, and, if the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be subject to inclusion in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding requirements, subject to certain restrictions described in the 1996 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

RESTRICTED STOCK. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and ChromaVision will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and ChromaVision will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, ChromaVision generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund, and the participant will recognize a loss upon forfeiture only to the extent the participant does not recover any consideration paid by the participant for the restricted stock.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to ChromaVision upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. ChromaVision generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the


[CHROMAVISION LOGO]                                                           15
difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant as a result of the receipt of such shares at the time of exercise of the SAR).

TAX WITHHOLDING. ChromaVision is subject to applicable tax withholding requirements with respect to compensation paid to participants under the 1996 Plan. ChromaVision has the right to deduct from amounts paid in cash, or from other wages paid to a participant pursuant to a grant, any taxes required by law to be withheld with respect to such payment. If grants are paid in shares of common stock, ChromaVision may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld having a value that does not exceed the amount of tax payable at the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1996 Plan are conditional upon the payment or arrangement for payment of any required withholding.

SECTION 162(m). Under section 162(m) of the Code, ChromaVision may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include cash and the value of shares received upon the exercise of SARs granted under the 1996 Plan, the value of shares received upon the exercise of stock options (less any amount paid for such shares) and the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized). An exception does exist, however, for performance-based compensation. Grants of stock options and SARs generally will meet the requirements of performance-based compensation. Restricted stock grants generally will not qualify as performance-based compensation.


[CHROMAVISION LOGO]                                                           16

--------------------------------------------------------------------------------
                                 ADOPTION OF THE
                          EMPLOYEE STOCK PURCHASE PLAN

                              ITEM 3 ON PROXY CARD
--------------------------------------------------------------------------------

BACKGROUND

You are being asked to approve the adoption of the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

The Purchase Plan was approved by the Board of Directors in April 2001, with a total of 1,000,000 shares reserved for issuance thereunder. The purpose of the Purchase Plan is to provide our employees with an opportunity to purchase common stock from us through payroll deductions and to provide us with the ability to attract, retain, and motivate the most talented people available for the successful conduct of our business. The essential features of the Purchase Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix B to this proxy statement.

OFFERING PERIOD

Offerings under the Purchase Plan have a duration of three months. The first offering will begin on July 1, 2001 and end on September 30, 2001. A new Offering Period shall begin on the first day of each three calendar month period beginning on each January 1, April 1, July 1 and October 1 of a calendar year, starting with October 1, 2001, and ending at the end of such three month period, unless changed by the committee designated by the board to administer the Purchase Plan.

GRANT AND EXERCISE OF OPTIONS

On the first day of an offering period or the enrollment date, the participant is granted an option to purchase on the last day of the offering period up to a number of whole shares of our common stock determined by dividing up to 15% of the participant's compensation by the exercise price, which shall not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the enrollment date or (ii) 85% of the fair market value of a share our common stock on the last day of the offering period. The number of shares subject to such option shall be reduced, if necessary so that:

o the number of shares issued upon exercise of the option would not exceed a participant's payroll deductions for the Offering Period divided by the fair market value of one share of our common stock on the first day of the Offering Period,

o the number of shares of our common stock owned by the participant and subject to options held by the participant does not constitute 5% or more of the total combined voting power or value of all the outstanding shares of our common stock,

o the market value of all stock which the participant could purchase does not exceed $25,000 for any calendar year that the option is outstanding,

o the aggregate number of shares issued pursuant to the Purchase Plan does not exceed 1,000,000.

Unless the employee has withdrawn, his or her option for the purchase of shares will be exercised automatically on the last day of the offering period at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next period unless the excess results from one of the limitations set forth above.

RESTRICTIONS ON TRANSFER SHARES

Shares purchased under the Purchase Plan cannot be sold or otherwise transferred by the participant for a period of six months after they are issued, although we have the power to waive the restrictions.


[CHROMAVISION LOGO]                                                           17

ELIGIBILITY AND PARTICIPATION

After at least ninety (90) days of employment, any employee who is customarily employed for at least twenty (20) hours per week and more than five (5) months per calendar year by us or our subsidiary is eligible to participate in offerings under the Purchase Plan. Employees become participants in the Purchase Plan by delivering a subscription agreement authorizing payroll deductions within the specified period of time prior to the enrollment date.

No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of our stock (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year under the Purchase Plan or any other employee stock purchase plan adopted by us or our subsidiaries.

PURCHASE PRICE

The committee designated by the board to administer the Purchase Plan will set the price at which shares are sold under the Purchase Plan, which will not be less than 85% of the fair market value per share of our common stock at either the enrollment date or at the last day of the offering period, whichever is lower.

PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 15% of a participant's compensation. "Compensation" for purposes of the Purchase Plan is the base pay or regular straight-time earnings as in effect at the beginning of each offering period.

All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with our general funds. Such funds may be used for any corporate purpose pending the purchase of shares.

ADMINISTRATION

The Purchase Plan is administered by a committee designated by the board, which shall have all powers with respect to the Purchase Plan, except for amending or terminating the Purchase Plan.

WITHDRAWAL FROM THE PURCHASE PLAN

A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

Termination of a participant's employment for any reason, including retirement or death or the failure to remain in our continuous employ for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or in the case of death, to the person or persons entitled thereto, without interest.


[CHROMAVISION LOGO]                                                           18

CAPITAL CHANGES

In the event of changes in our common stock due to stock split or other changes in capitalization, or in the event of any merger, sale, reclassification, or any other reorganization, appropriate adjustments will be made by us to the shares subject to purchase and to the price per share.

NONASSIGNABILITY

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by our compensation committee as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

Our Board of Directors may at any time amend or terminate the Purchase Plan; however, such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant, except as necessary to comply with applicable tax or securities laws. No amendment may be made to the Purchase Plan without prior approval of our stockholders if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 15% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3, or any successor rule.

FEDERAL INCOME TAX CONSEQUENCES

The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of section 423 of the Internal Revenue Code (the "Code"), which incorporates by reference the tax treatment provisions of section 421 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period.

If the shares have been held by the participant for more than two years after the enrollment date and one year from the last day of the applicable offering period, the amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the enrollment date), and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the last day of the applicable offering period over the purchase price will be treated as ordinary income.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

The foregoing is only a summary of the effect of federal income taxation upon us and the participant with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

APPROVAL BY THE STOCKHOLDERS

Approval of the Purchase Plan requires the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting and entitled to vote thereon. If not so approved by the stockholders, the Purchase Plan will be terminated.


[CHROMAVISION LOGO]                                                           19

--------------------------------------------------------------------------------
                  STOCK OWNERSHIP OF DIRECTORS AND OFFICERS AND
                        BENEFICIAL OWNERS OF MORE THAN 5%

                              AS OF APRIL 20, 2001
--------------------------------------------------------------------------------

                                                                               SHARES
                                         OUTSTANDING                        BENEFICIALLY
                                           SHARES           OPTIONS        OWNED ASSUMING
                                        BENEFICIALLY      EXERCISABLE        EXERCISE OF       PERCENT OF
        NAME                                OWNED        WITHIN 60 DAYS        OPTIONS           SHARES
        ----                            -------------    --------------    --------------      ----------
Safeguard Scientifics, Inc.               6,091,282          364,662          6,455,944            31.5%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945

Capital Guardian Trust Co.                1,299,900                0           1,299,900            6.5%
  11100 Santa Monica Blvd.
  Los Angeles, CA  90025

Douglas S. Harrington, M.D.                  12,250          801,563             813,813            3.9%

Michael F. Cola                                   0                0                   0              *

Richard C.E. Morgan                          98,750            5,000             103,750            0.5%

Mary Lake Polan, M.D., Ph.D.                  7,800           52,916              60,716              *

Charles A. Root                             104,768           10,250             115,018            0.6%

John S. Scott, Ph.D.                        445,305            5,000             450,305            2.2%

Thomas R. Testman                            17,000           47,916              64,916              *

Jon R. Wampler                                  500           11,916              12,416              *

Kevin C. O'Boyle                              3,240          157,000             160,240            0.8%

Patricia Sisson                               3,000           98,500             101,500            0.5%

Michael G. Schneider                         20,082           54,376              74,458              *

Jose de la Torre-Bueno, Ph.D.                11,500           50,000              61,500              *

Executive officers and directors            724,395        1,379,437           2,103,832            9.8%
  as a group (14 persons)

-------------
*  Less than 1% of ChromaVision's outstanding shares of common stock


[CHROMAVISION LOGO]                                                           20

NOTES TO STOCK OWNERSHIP TABLE

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics        Includes 3,438,721 shares held of record by
                             Safeguard Scientifics (Delaware), Inc., 2,652,561 shares held of record by Safeguard Delaware, Inc., warrants held by Safeguard Delaware, Inc. to acquire 40,050 shares, and 324,612 shares that Safeguard 98 Capital, L.P. will acquire upon conversion of debt of XL Vision to Safeguard 98
                             Capital , Inc. Safeguard Scientifics (Delaware),
                             Inc. and Safeguard Delaware, Inc. are wholly owned subsidiaries of Safeguard, and Safeguard Delaware, Inc. is the sole general partner of Safeguard 98
                             Capital, L.P.

Capital Guardian Trust Co.   As reflected in Schedule 13G filed with the
                             Securities and Exchange Commission on February 9,
                             2001, Capital Group International, Inc. is the parent holding company of Capital Guardian Trust
                             Company, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934, and may be deemed to beneficially own these shares. Capital Group
                             International, Inc. does not have investment or voting power over any of these shares. Capital
                             Guardian Trust Company, as the investment manager of various institutional accounts, is deemed to be the beneficial owner of these shares. Capital Group
                             International, Inc. and Capital Guardian Trust
                             Company disclaim beneficial ownership of these shares.

Mary Lake Polan              Includes 2,800 total shares held in three family
                             trusts.

John S. Scott                Includes 343,750 shares held by a family
                             partnership.

Jose de la Torre-Bueno       Includes 5,750 shares held in each of two family
                             trusts.


[CHROMAVISION LOGO]                                                           21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and beneficial owners of more than 10 percent of our stock. To the best of our knowledge, the only late filing during 2000 was one form filed late by Michael Schneider, which related to one transaction and was promptly made when the deficiency was called to his attention.

--------------------------------------------------------------------------------
                         STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following line graph compares the yearly percentage change in cumulative stockholder return on the common stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the common stock since December 10, 1999. The stock price performance graph assumes an investment of $100.00 on December 10, 1999 and an investment of $100.00 in the S&P 500. Stock price performance as presented is not necessarily indicative of future results.


                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                                              Dec. 10
                                               1999      1999      2000
                                              -------  -------   -------

The Plastic Surgery Company   Return %          0.00    (18.75)   (72.12)
                              Cum $          $100.00   $ 81.25   $ 22.65

S & P 500                     Return %          0.00      5.89     (9.10)
                              Cum $          $100.00   $105.89   $ 96.25

S & P SMALLCAP 600            Return %          0.00      8.22     11.80
                              Cum $          $100.00   $108.22   $120.99

NASDAQ US                     Return %          0.00     85.84    (39.83)
                              Cum $          $100.00   $185.84   $111.82

New Peer Group Only           Return %          0.00     (9.68)    75.22
                              Cum $          $100.00   $ 90.32   $158.26

New Peer Group + PSU          Return %          0.00     (9.68)    71.35
                              Cum $          $100.00   $ 90.32   $154.76

Old Peer Group Only           Return %          0.00    (18.06)   (85.20)
                              Cum $          $100.00   $ 81.94   $ 12.13

------------
* Total return based on $100.00 initial investment and reinvestment of dividends


     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.



[CHROMAVISION LOGO]                                                           22

--------------------------------------------------------------------------------
             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING
REPORT:

     The Audit Committee reviewed ChromaVision's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. ChromaVision's independent auditors are responsible for expressing an opinion on the conformity of ChromaVision's audited financial statements to generally accepting accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from ChromaVision and its management. The Audit Committee has also considered whether the independent auditors' providing of other non-audit services to ChromaVision is compatible with their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in ChromaVision's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.


                                                  Thomas R. Testman (Chairman),
                                                  Charles A. Root, and
                                                  Jon R. Wampler

                                                  Members of the Audit Committee



[CHROMAVISION LOGO]                                                           23

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value. We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of

o   base pay,

o   annual cash incentives, and

o   stock options.

BASE PAY

In evaluating and establishing rates of base, bonus and long-term incentive pay, the compensation committee has periodically sought the assistance of independent compensation consultants who have assembled information concerning compensation levels adopted by companies in the same market for executive talent.

Compensation levels are established on the basis of competitive market data for comparable organizations of similar stage and size. In particular, the committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses. Base compensation also reflects the individual's level of responsibility at ChromaVision.

CEO 2000 BASE PAY. Based on a report compiled in 1999 by an independent compensation consultant, the committee determined that Dr. Harrington's base salary remained below competitive levels for his peers. Based on that study and ChromaVision's achieving most of its commercial, financial and strategic milestones for 1999, the committee increased Dr. Harrington's base compensation for 2000 by 25.8%.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 BASE PAY. Increases in base pay are determined based on the achievement of overall corporate and departmental goals in addition to individual performance criteria.

ANNUAL CASH INCENTIVES

Cash incentives are intended to motivate executives to achieve and exceed individual objectives and annual performance targets. Cash incentives for officers are based 50% on the achievement of multiple corporate performance targets specified in ChromaVision's annual strategic plan, which may include the achievement of specific commercial, financial and strategic milestones, expense control, revenue growth, and gross margins. The other 50% is based on the achievement of personal and functional area objectives required by each individual's job responsibilities.

CEO 2000 CASH INCENTIVES. Although the committee determined that Dr. Harrington had achieved goals based on established performance criteria, Dr. Harrington voluntarily declined a cash incentive for performance in 2000 in support of ChromaVision's objectives.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 CASH INCENTIVES. The committee approved cash incentives in 2001 for performance in 2000 equal to approximately 30 % of the maximum target amount. The committee considered the factors listed above in addition to ChromaVision's overall objectives in determining individual cash incentive awards.


[CHROMAVISION LOGO]                                                           24

STOCK OPTIONS

The 1996 Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our long-term financial and operational objectives. To date, only grants of stock options have been made under the plan. Stock options reward recipients based on increases in share price, thereby aligning the interests of our executives and employees with those of our stockholders. Awards vest ratably over a number of years and, therefore, enhance employee retention. Grants are made periodically based on subjective assessment of a number of factors, including the achievement of our commercial, financial and strategic objectives, individual contributions, and competitive market levels for peer positions. Options are also granted to new hires to attract the highest caliber of employee in a highly competitive recruiting market.

CEO 2000 STOCK OPTION AWARD. The committee granted a stock option to purchase 40,625 shares to Dr. Harrington during 2000 based on the subjective factors discussed above.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 STOCK OPTION AWARDS. The committee granted stock options during 2000 to certain new and existing executives and employees. The number of options granted was based on each person's responsibilities and the other subjective factors discussed above.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

Internal Revenue Code section 162(m) provides that publicly held companies cannot deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in section 162(m). For incentive compensation to qualify as "performance-based" compensation, the committee's discretion to grant awards must be strictly limited. We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). We believe that the benefit to ChromaVision of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).

                                        Submitted by the Compensation Committee:

                                        Michael F. Cola
                                        Mary Lake Polan, M.D., Ph.D.
                                        Thomas R. Testman
                                        Jon R. Wampler, Chairman


[CHROMAVISION LOGO]                                                           25

--------------------------------------------------------------------------------
                  EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

                            ANNUAL COMPENSATION TABLE
                  FOR THE FIVE MOST HIGHLY-COMPENSATED OFFICERS

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                    AWARDS
                                        -------------------------------------------  -------------
                                                                                       SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL                                                    COMPENSATION   OPTIONS/SARS   COMPENSATION
     POSITION                 YEAR      SALARY($)      BONUS($)(1)          ($)           (#)           ($)(2)
 ------------------           ----      ---------      -----------     ------------   ------------   ------------
Douglas S. Harrington,        2000      $239,032        $     0(3)           --           40,625         $5,100
M.D., Chief Executive         1999       190,000         60,000              --           50,000          4,800
Officer and Chairman          1998       160,000         30,000              --                0          4,800

Kevin C. O'Boyle,             2000      $173,190        $25,000          $2,800(4)        44,000         $5,100
Executive Vice                1999       165,000         50,000              --           80,000          4,800
President, Operations,        1998       140,250         20,000              --                0          5,000
and Chief Financial
Officer

Michael G. Schneider,         2000      $153,631        $20,000              --           15,000         $5,100
Vice President of             1999       147,420         20,000              --           31,250          4,686
Operations                    1998       138,600         10,000              --                0          4,443

Patricia Sisson, Senior       2000      $150,000        $10,000              --           14,500         $5,100
Vice President of Sales,      1999       150,000         30,000              --           20,000          4,800
Marketing & Strategic         1998       130,000         40,000              --          120,000          2,850
Planning

Jose de la Torre-Bueno,       2000      $146,345        $10,000              --           75,000         $4,390
Ph.D., Vice President,        1999       120,016              0              --                0          3,600
Research & Development        1998        40,008              0              --           80,000              0

NOTES TO ANNUAL COMPENSATION TABLE:

(1) Cash bonus figures are reported for the year in which they were earned, regardless of the year in which they were paid.

(2)  Amounts represent a matching contribution under a voluntary savings plan.

(3)  Dr. Harrington voluntarily accepted no cash bonus in 2000.

(4) Mr. O'Boyle received an automobile allowance in accordance with his employment agreement.


[CHROMAVISION LOGO]                                                           26

                            2000 STOCK OPTION GRANTS

                                 INDIVIDUAL GRANTS(1)
------------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                             NUMBER OF       % OF TOTAL                                   AT ASSUMED ANNUAL RATES
                             SECURITIES       OPTIONS/                                         OF STOCK PRICE
                             UNDERLYING         SARS                                            APPRECIATION
                              OPTIONS/        GRANTED TO     EXERCISE OR                      FOR OPTION TERM(2)
                                SARS         EMPLOYEES IN    BASE PRICE   EXPIRATION     --------------------------
      NAME                   GRANTED(#)      FISCAL YEAR      ($/SH)(3)      DATE           5%($)        10%($)
      ----                   ----------      ------------    -----------  ----------       --------    ----------
Douglas Harrington           40,625(4)          7.69%         $23.1875      2/14/10        $592,414    $1,501,293

Kevin O'Boyle                 9,000(4)                        $23.1875      2/14/10        $131,242      $332,594
                             25,000(6)          8.33%          12.1875      8/25/07         124,038       289,062
                             10,000(7)                          4.25       11/10/07          17,302        40,320

Michael Schneider             5,000(4)                        $23.1875      2/14/10        $ 72,912      $184,775
                              5,000(5)          2.84%          11.00        6/15/07          22,391        52,179
                              5,000(7)                          4.25       11/10/07           8,651        20,160

Patricia Sisson               7,000(4)          2.75%         $23.1875      2/14/10        $102,077      $258,684
                              7,500(7)                          4.25       11/10/07          12,976        30,240

Jose Torre-Bueno             25,000(4)                        $23.1875      2/14/10        $364,562      $923,873
                             40,000(6)         14.20%          12.1875      8/25/07         198,461       462,500
                             10,000(7)                          4.1875      11/9/07          17,047        39,728

----------------
(1) Each option grant provides that the option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). Upon a change of control, all options become fully vested. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate from the market price on the grant date (which may be significantly in excess of the current market price) at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4)  Options vest 25% each year commencing on the grant date.

(5)  Options vest 100% one year following the grant date.

(6) Options vest 25% each year commencing on the first anniversary of the grant date.

(7) Options vest 50% each year commencing one year from the date of approval of grant by the Compensation Committee of the Board of Directors.


[CHROMAVISION LOGO]                                                           27

          2000 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                            OPTIONS/SARS                   OPTIONS/SARS
                         ACQUIRED                       AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)(1)
                            ON           VALUE      ----------------------------   -----------------------------
     NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
     ----               -----------   -----------   -----------    -------------   -----------     -------------
Douglas Harrington        6,250        $53,554        778,907          67,968       $190,156              $0
Kevin O'Boyle                 0             --        134,750          89,250        $22,500              $0
Michael Schneider             0             --         29,688          41,562         $3,516          $2,109
Patricia Sisson               0             --         66,750          87,750             $0              $0
Jose Torre-Bueno              0             --         42,500         107,500             $0              $0

-----------------
(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $2.625, multiplied by the number of shares subject to an option.

SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Dr. Harrington's arrangement with ChromaVision provides for his employment on an at-will basis, subject to severance benefits upon termination of his employment under certain conditions. Upon termination of Dr. Harrington's employment by us without cause or by him for specified reasons relating to changes in his responsibilities or the location of our principal executive office, Dr. Harrington will be entitled to:

o   two years of salary continuation,

o a pro-rated portion of his bonus for the year of termination (provided that performance milestones are being met), and

o continuation of the exercisability and vesting of stock options during the two year period of severance payments.

In addition, Dr. Harrington would be entitled to continuation of his health insurance benefits and use of a company automobile for the two year period (subject to certain limitations). If, however, Dr. Harrington resigns more than three, and not more than nine, months after a change in control of ChromaVision or his employment is terminated three months before, in anticipation of or within nine months after a change in control, he will be entitled to immediate vesting of all stock options or payment of the in-the-money value of all unvested options and payment of his maximum bonus in the year of termination. Upon termination of Dr. Harrington's employment, ChromaVision would have the option to retain Dr. Harrington as a consultant for up to 18 months with monthly consulting fees equal to his prior monthly salary to be paid in lieu of his salary continuation during such period, in exchange for up to 20 hours of consulting each month.


[CHROMAVISION LOGO]                                                           28

Mr. O'Boyle's arrangement with ChromaVision also provides for his employment on an at-will basis, subject to severance benefits upon termination of his employment under certain conditions. Upon termination of Mr. O'Boyle's employment by us without cause or by him for specified reasons relating to changes in his responsibilities, the election of a new president or chief operating officer or location of our principal executive office, Mr. O'Boyle will be entitled to:

o   one year of salary continuation,

o   payment of his full bonus for the year of termination, and

o continuation of the exercisability and vesting of stock options during the one year period of severance payments.

If Mr. O'Boyle's employment is terminated without cause, one-half of his unvested options accelerate, and all of his unvested in-the-money options accelerate in the event of a change in control of ChromaVision. Mr. O'Boyle is also entitled to continuation of his health insurance benefits during the one-year severance period referred to above (subject to certain limitations).

Mr. Torre-Bueno's arrangement with ChromaVision likewise provides for his employment on an at-will basis, subject to severance benefits upon termination of his employment under certain conditions. Upon a termination of Mr. Torre-Bueno's employment by us without cause or by him for specified reasons relating to changes in his responsibilities or location of our principal executive office, Mr. Torre-Bueno will be entitled to:

o   one year of salary continuation,

o a pro-rated portion of his bonus for the year of termination (provided that performance milestones are being met), and

o acceleration of the vesting of one-half the unvested shares subject to outstanding stock options.

In addition, Mr. Torre-Bueno would be entitled to continuation of health insurance benefits for the one year severance period (subject to certain limitations). In the event Mr. Torre-Bueno's employment is terminated by us without cause or he terminates his employment for specified reasons relating to changes in his responsibilities or the location of our principal executive office within twelve months after or in anticipation of a change in control of ChromaVision, he would receive the salary continuation and bonus payment referred to above and all of his unvested stock options would accelerate rather than one half of them.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

In September 2000 we sold 400,495 shares of our common stock in a private placement to Safeguard Scientifics, Inc., of which Mr. Cola is vice president of operations and management services, and 160,198 shares of our common stock to VennWorks LLC, formerly named incuVest LLC, of which Mr. Morgan is chief executive officer. The shares were sold at $12.48 per share and were accompanied by warrants to purchase 40,050 shares for Safeguard and 16,020 shares for VennWorks at the same price. The warrants have terms of five years. Venn Works has also agreed to purchase additional shares of our common stock for an aggregate of $5,000,000 at a price per share based upon the average closing price of our common stock on the Nasdaq National Market during a twenty trading day window prior to our request to purchase subject to a minimum price of $7 per share and a maximum price of $14 per share. The first $2 million of that amount has been scheduled for investment during the second quarter of 2000.

We have historically had an administrative services agreement with Safeguard Scientifics, Inc. under which Safeguard provided us with administrative support services, including management consultation, investor relations, legal services and tax planning. In consideration for these services, we were obligated to pay an annual fee of 0.75% of our gross revenues each year to Safeguard, up to a maximum of $300,000 per year in the aggregate. Fees were to accrue until we achieved a positive cash flow from operations. Effective April 1, 2000, this agreement and the obligation to make payments thereunder were mutually terminated without any payment. ChromaVision had accrued charges of approximately $9,000 at the time of termination.


[CHROMAVISION LOGO]                                                           29

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

KPMG LLP has been our independent certified public accountant since our inception in 1996. We intend to retain them for 2001. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement at the meeting if desired, and will be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in our Forms 10-Q for that year was $82,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to ChromaVision by our independent auditors for professional services in 2000.

ALL OTHER FEES

The aggregate fees billed by KPMG LLP for all other services not referred to above for the year ended December 31, 2000 was $60,560.

The Audit Committee of Board of Directors considered whether the foregoing expenditures are compatible with maintaining the independence of KPMG LLP.




[CHROMAVISION LOGO]                                                           30

                                   APPENDIX A

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee is a Committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide open avenues of communication between the independent auditors, the Company's financial management and the Board of Directors.

2. Review the Committee's charter annually and make recommendations to the Board of Directors as to changes.

3. Review the performance of the independent auditors and make recommendations to the Board of Directors regarding the selection (or nomination for approval by the stockholders), compensation and, where appropriate, the replacement of the independent auditors.

4. Take appropriate action to oversee the independence of the independent auditors, including (a) receipt and review of a formal written statement from the independent auditors delineating all relationships between them and the Company, consistent with Independence Standards Board Standard 1, including all management consulting services provided by the independent auditors and the related fees, and (b) active engagement in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

5. Inquire of management and the independent auditors about significant risks or exposures to the Company and assess the steps management has taken to minimize those risks and exposures and whether the independent auditors concur. Direct management to communicate with the Committee on a timely basis concerning issues which could have a material effect on the Company.

6. Review the audit scope and plan of the independent auditors for the Company and major subsidiaries.

7. Review with the independent auditors the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

8.  Consider and review with the independent auditors:

    a. The adequacy of the Company's internal controls including computerized information system controls and security where applicable.

    b. Any related significant findings and recommendations of the independent auditors together with management's responses thereto, including findings, recommendations and responses regarding the Company's subsidiaries.


[CHROMAVISION LOGO]                                                           31

9. Review with management and the independent auditors at the completion of the annual audit:

    a.  The Company's annual financial statements and related footnotes.

    b. The independent auditors' audit of the financial statements and its report thereon.

    c. Any significant changes required in the independent auditors' audit plan.

    d. Any significant difficulties or disputes with management encountered during the course of the audit including any restrictions on scope of activities or access to required information.

    e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

10. Review the Annual Report to Stockholders, SEC quarterly and year-end filings and other SEC filings involving financial statements, in each case prior to issuance. Review with management and the independent auditors any significant accounting or financial reporting issues prior to filing with the SEC or other regulators any documents which include financial statements. The review with management and the independent auditors may be achieved by a teleconference with the Committee Chair and does not require a formal meeting of the Committee.

11. Direct management to review policies and procedures with respect to officers' expense accounts and perquisites, including use of corporate assets, and to report to the Committee once a year on its findings. The Audit Committee also will consider the results of any review of these areas by the independent auditors.

12. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators. Meet with the Company's CEO and the Company's general counsel as deemed necessary by the Committee or Board of Directors.

13. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

14. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

15. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities and, where the Committee determines it is appropriate, retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

16. Meet at least four times per year or more frequently as circumstances require. Ask members of management or others to attend each meeting and provide pertinent information as necessary.

17. The Committee will perform such other functions as assigned by the Company's charter or bylaws or the Board of Directors.


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

The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors, except as permitted by the applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"). "Independence" for this purpose shall be defined as provided in the applicable NASD rules. Each member of the Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the NASD rules. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors and shall serve at the pleasure of the Board of Directors.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.



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

                                   APPENDIX B

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                               (WITHOUT EXHIBITS)

     The following constitute the provisions of the Employee Stock Purchase Plan of ChromaVision Medical Systems, Inc.

     1. PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code (as defined below). The provisions of the Plan will, accordingly, be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

     2. DEFINITIONS.

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (e) "Committee" shall mean the committee appointed pursuant to PARAGRAPH 11.

          (f) "Company" shall mean ChromaVision Medical Systems, Inc., a Delaware corporation, or any successor which adopts this Plan.

          (g) "Compensation" shall mean the base pay or regular straight-time earnings as in effect at the beginning of each Offering Period.

          (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of PARAGRAPH 9(b).

          (i) "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan in accordance with PARAGRAPH 29.

          (j) "Eligible Employee" shall have the meaning defined in PARAGRAPH 3(A).

          (k) "Employee" shall mean any person, including an officer, who is a customarily employed for at least twenty (20) hours per week and for more than five (5) months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.

          (l) "Employer" shall mean the Company and each of its Designated Subsidiaries.

          (m) "Enrollment Date" shall mean the first day of each Offering
     Period.


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

          (n) "Exercise Date" shall mean the last day of each Offering Period.

          (o) "Exercise Price" shall have the meaning as defined in PARAGRAPH 6(b).

          (p) "Offering Period" shall mean that period beginning on the date Eligible Employees are offered the opportunity to purchase Shares hereunder. The first Offering Period shall begin on July 1, 2001 and shall end on September 31, 2001. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each three (3) calendar month period beginning on each January 1, April 1, July 1 and October 1 of a calendar year, starting with October 1, 2001, and shall end on the end of such three month period.

          (q) "Participant" shall mean an Eligible Employee who has elected to participate herein by authorizing payroll deductions pursuant to PARAGRAPH 4.

          (r) "Payroll Deduction Account" shall mean the separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to PARAGRAPH 5.

          (s) "Plan" shall mean the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

          (t) "Share" shall mean a share of Common Stock.

          (u) "Subscription Agreement" shall have the meaning as defined in PARAGRAPH 4(a).

          (v) "Subsidiary" shall mean a corporation, domestic or foreign, of which, at the time of the granting of the option pursuant to PARAGRAPH 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. ELIGIBILITY.

          (a) General Rule. Any Employee on an Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of PARAGRAPH 4(A) and the limitations imposed by section 423(b) of the Code, provided, however, that an Employee shall become an Eligible Employee only after ninety (90) days of Continuous Status as an Employee with an Employer.

          (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be an Eligible Employee if:

               (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock (including for purposes of this PARAGRAPH 3(B) any stock he holds outstanding options to purchase) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with section 423(b)(3) of the Code; or

               (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, computed in accordance with the provisions of section 423(b)(8) of the Code.


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

    4. PARTICIPATION.

          (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions, in a form substantially similar to EXHIBIT A attached to this Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period. Each election to enroll in this Plan will continue in effect until the Participant makes a new enrollment election pursuant to the provisions of this Paragraph 4, or waives or terminates his or her participation in this Plan pursuant to the provisions of Paragraphs 4(c) or 9.

          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in PARAGRAPH 9.

          (c) An Eligible Employee who has signed a Subscription Agreement may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this PARAGRAPH, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he or she files additional written declinations in accordance with the provisions of this PARAGRAPH.

     5. PAYROLL DEDUCTIONS.

          (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than one percent (1%) nor more than fifteen percent (15%) of the Compensation which he or she receives on each pay date during the Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to PARAGRAPH 9 are permitted except for changes that become effective only for the next full Offering Period.


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

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Paragraph 3(b)(ii), the Committee may reduce a Participant's payroll deduction to zero at such time during any Offering Period that is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $25,000. Payroll deductions will re-commence at the rate provided by the Participant in his or her Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Paragraph 9.

     6. GRANT OF OPTION.

          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, a number of Shares determined by dividing (i) such Participant's payroll deductions accumulated prior to such Exercise Date and accrued in the Participant's Payroll Deduction Account as of the Exercise Date by (ii) the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed any of the following:

               (i) the Participant's payroll deductions accrued prior to the Exercise Date and retained in the Participant's Payroll Account divided by the fair market value of a Share on Enrollment Date;

               (ii) the limitations described in PARAGRAPH 3(b) or

               (iii) the limitations described in PARAGRAPH 10(a) hereof.

     The fair market value of a Share shall be determined as provided in PARAGRAPH 6(b).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee but shall not be less than the lower of: (i) eighty-five percent (85%) of the fair market value of a Share on the Enrollment Date, or (ii) eighty-five percent (85%) of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be determined by the Committee in its discretion, based on the closing price of such Share as reported by the National Association of Securities Dealers, Incorporated Automated Quotations, Incorporated ("NASDAQ") National Market System or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with section 423 of the Code or the regulations thereunder.

          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

     7. EXERCISE OF OPTION. The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in PARAGRAPH 9. The Shares purchased upon exercise of an option hereunder will be deemed to be transferred to the Participant on the Exercise Date. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by


[CHROMAVISION LOGO]                                                           37
such Participant. Any amount remaining in the Participant's Payroll Deduction Account after the Offering Period shall be held in the Payroll Deduction Account until the next Offering Period, unless (i) the Plan has been oversubscribed or has terminated or (ii) the amount remaining is due to the limitation on the maximum number of shares purchasable by the Participant on the Exercise Date, in which cases such amount shall be refunded to the Participant.

     8. DELIVERY AND RESTRICTIONS OF TRANSFER. As soon as practicable after the Exercise Date, the Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option. Shares purchased shall not be sold or otherwise transferred by the Participant for a period of six months after they are issued, and the certificates evidencing the shares may bear a legend referring to that restriction. The restriction on transfer may be waived by the Company in its discretion for transfers to family members of the Participant or trusts or other entities in which the Participant and/or such family owners have a beneficial interest or for any other transfers.

     9. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Committee on a form substantially similar to EXHIBIT B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account that have not yet been used to purchase Shares will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 12 and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated his or her Continuous Status as an Employee on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.


[CHROMAVISION LOGO]                                                           38

     10. SHARES.

          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be one million (1,000,000) Shares subject to adjustment upon changes in capitalization of the Company as provided in PARAGRAPH 16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase based upon the amount in each Participant's Payroll Deduction Account in such manner as it determines to be practicable and equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws or the requirements of any securities exchange, automated quotation system or other market where Shares are listed or approved or designated for trading.

          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse or to a trust to which the Participant elects to transfer the Shares immediately after exercise of the option.

     11. ADMINISTRATION. This Plan will be supervised and administered by a Committee appointed by the Board. Except as otherwise set forth in this Plan, the Committee will have full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules and regulations deemed necessary, desirable or appropriate for administering the Plan or in order to comply with the requirements of Code Section 423, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties having an interest in the Plan.

     12. DESIGNATION OF BENEFICIARY.

          (a) A Participant may file a written designation of a beneficiary (as indicated in the Subscription Agreement or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.


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

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or the Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

     13. TRANSFERABILITY. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Paragraph 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with PARAGRAPH 9.

     14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15. REPORTS. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Account will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable, the option price for such Shares and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under option shall be appropriately adjusted by the Committee. Such adjustment by the Committee will be final, binding and conclusive. Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

     In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the outstanding Shares are changed into or exchanged for securities of another issuer, cash and/or other property, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this PARAGRAPH shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.


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

     17. AMENDMENT OR TERMINATION. The Board (or the Committee) may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board prior to any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall use reasonable efforts to obtain shareholder approval in such manner and to such a degree as required.

     Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or the Committee) will be entitled to change the Offering Periods and Exercise Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable that are consistent with this Plan.

     18. NOTICES. All notices or other communications by a Participant to the Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     19. SHAREHOLDER APPROVAL. Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

     20. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or any automated quotation system or other market where the Shares are then approved, designated or listed for trading, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.



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

     21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in PARAGRAPH 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under PARAGRAPH 17.

     22. NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

     23. SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     24. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

     25. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its successors and assigns.

     26. HEADINGS. The titles and headings of the Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     27. GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of California except to the extent California law is preempted by Federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

     28. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board nor any member of the Committee (nor their delegatees) shall be liable for any act, omission, or determination taken or made with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith by the Board or Committee member seeking indemnification or reimbursement) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     29. PARTICIPATING EMPLOYERS. This Plan shall constitute the Employee Stock Purchase Plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least thirty (30) days prior to such Enrollment Date.

     30. NO GUARANTEE OF INTERESTS OR TAX TREATMENT. Neither the Committee nor the Company guarantees the Common Stock from loss or reduction in value. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

     31. PAYMENT OF EXPENSES. All expenses of the Company incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.


[CHROMAVISION LOGO]                                                           42

                              [CHROMAVISION LOGO]


                              33171 PASEO CERVEZA
                       SAN JUAN CAPISTRANO, CA 92675-4824

                           PHONE:     (949) 443-3355
                           TOLL-FREE: (888) 443-3310
                           FAX:       (949) 443-3366

                              WWW.CHROMAVISION.COM


                      2001 ANNUAL MEETING OF STOCKHOLDERS


                             HYATT REGENCY, IRVINE
                     17900 Jamboree Road, Irvine, CA 92614
                                 (949) 975-1234
                               (949) 852-1574 Fax

         TRAVELING SOUTH FROM LOS ANGELES, LONG BEACH OR ORANGE COUNTY

       Take the 405 Freeway Southbound just past the John Wayne Airport.
        Exit at Jamboree Road. Turn left and cross over the 405 Freeway.
             The entrance to the hotel is immediately on the right.


                     TRAVELING NORTH FROM SAN DIEGO COUNTY

                Take Interstate 5 Freeway Northbound up to south
                 Orange County until reaching the 405 junction.
            Take the 405 Freeway Northbound. Exit at Jamboree Road.
     Turn right, and the entrance to the hotel is immediately on the right.


                     TRAVELING WEST FROM THE INLAND EMPIRE

          Take the 91 Freeway Westbound to the 55 Freeway Southbound.
               Continue Southbound to the 405 Freeway Southbound.
        Exit at Jamboree Road. Turn left and cross over the 405 Freeway.
             The entrance to the hotel is immediately on the right.

P R O X Y

                       CHROMAVISION MEDICAL SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Douglas S. Harrington and Kevin C. O'Boyle, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on June 13, 2001, and at any adjournments of that meeting,

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o   revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN, FOR ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                           /\ FOLD AND DETACH HERE /\

Please mark
your votes as  [X]
indicated in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.   ELECTION OF DIRECTORS            FOR ALL [ ]         WITHHELD [ ]
     Nominees:                                            FOR ALL
     Douglas S. Harrington
     Michael F. Cola                  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     Richard C.E. Morgan              INDIVIDUAL NOMINEE WHILE VOTING FOR THE
     Mary Lake Polan                  REMAINDER, STRIKE A LINE THROUGH THE
     Charles A. Root                  NOMINEE'S NAME IN THE LIST.
     Thomas R. Testman
     Jon R. Wampler

2.   ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN

               FOR [ ]          AGAINST  [ ]          ABSTAIN  [ ]

3.   ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

               FOR [ ]          AGAINST  [ ]          ABSTAIN  [ ]


SIGNATURE(S) _________________________________________ DATE: _____________, 2001

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.


                           /\ FOLD AND DETACH HERE /\


                              [CHROMAVISION LOGO]


                               33171 PASEO CERVEZA
                       SAN JUAN CAPISTRANO, CA 92675-4824

                           PHONE:     (949) 443-3355
                           TOLL-FREE: (888) 443-3310
                           FAX:       (949) 443-3366

                              WWW.CHROMAVISION.COM